UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

Elventix Technology Corporation

 (Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	37-2173013 IRS Employer Identification Number	7374 Primary Standard Industrial Classification Code Number

1309 Coffeen Avenue STE 1200

Sheridan, Wyoming 82801

Email: main@elventix.com

 (Address and telephone number of principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717

Tel. 1-800-981-7183

Email: info@BizFilings.com

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]  Accelerated filer [ ]   Non-accelerated filer  [ ]

Smaller reporting company [X]  Emerging growth company [X]

(Do not check if a smaller reporting company)

Calculation of Registration Fee Table
Title of Each Class Of Securities to Be Registered (1)	Amount of Securities to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering price (2)	Amount of Registration Fee
Common stock	4,000,000.00	$0.03	$120,000.00	$18.37

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The registrant may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

ELVENTIX TECHNOLOGY CORPORATION

4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 4,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Elventix Technology Corporation, a Wyoming corporation (“we”, “us”, “our”, “Elventix Technology”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for twelve (12) months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 4,000,000 shares is a “best efforts” offering, which means that our officer and director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Tallis Mateus Da Silva, our stockholder and director, currently owns 100% of our outstanding common shares. Following this offering, Mr. Da Silva will continue to own a majority of our outstanding shares and, as a result, will have effective control over the company. See ‘Risk Factors — Because our sole officer and shareholder will continue to own a majority of our shares following this offering, he will retain effective control over the company.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers will be solely responsible for the selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock, and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets Group or other quotation service. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

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Elventix Technology Corporation is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 10 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 21, 2025.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” “ELVENTIX TECHNOLOGY” REFERS TO ELVENTIX TECHNOLOGY CORPORATION. THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS, AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR COMPANY

Elventix Technology Corporation was incorporated in Wyoming on March 4, 2025. We are a startup company, specializing in providing a comprehensive news services to its customers. The company’s primary product is a digital news application designed to deliver personalized news content based on user preferences.

Our goal is to provide users with access to curated news content from a variety of sources to help them efficiently find relevant information. We recognize that the volume of available online news can make it difficult for individuals to filter and prioritize content. Elventix Technology Corporation seeks to address this by delivering tools that organize and present aggregated news in a structured and user-centric format. We use algorithms and other software-based methods to collect articles from reputable news outlets, blogs, online publications, and other sources, with the aim of offering a broad and diverse selection of news content.

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We are focused on delivering tools to improve how users access and interact with digital news content. Our objective is to provide a platform that delivers personalized and reliable news based on individual user preferences. We intend to enhance our product offering by incorporating technologies such as artificial intelligence, machine learning, and data analytics to improve content aggregation, relevance, and user experience over time.

We are a startup company that has not realized any revenue to date, and our accumulated deficit as of May 31, 2025 is $199. To date we have raised an aggregate of $4,500 through a private placement of our common stock to our President and Director, Tallis Mateus Da Silva. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s mail forwarding address are located at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801. Our phone number is (256) 570-1612.

We plan to raise the additional funding for our twelve-month business plan by selling the 4,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

We believe we are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have more than nominal operations.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our president and completing our business plan. We received our initial funding of $4,500 through the sale of common stock to our President and Director, Tallis Mateus Da Silva, purchased an aggregate of 4,500,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $4,500. Tallis Mateus Da Silva, currently owns 100% of our outstanding common shares. Following this offering, Mr. Da Silva will continue to own a majority of our outstanding shares and, as a result, will have effective control over the company. See ‘Risk Factors — Because our sole officer and shareholder will continue to own a majority of our shares following this offering, he will retain effective control over the company.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO OUR COMPANY – AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS on page 15 of this prospectus.

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We are also considered a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934. As a smaller reporting company, we may take advantage of certain reduced reporting requirements, including simplified executive compensation disclosures and reduced financial statement requirements. Even if we cease to qualify as an emerging growth company, we may continue to be eligible for these reduced reporting obligations as long as we remain a smaller reporting company. For a discussion of the risks related to our status as a smaller reporting company, see “RISK FACTORS – RISKS RELATED TO OUR COMPANY – RISKS RELATED TO SMALLER REPORTING COMPANY STATUS” on page 16 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Markets Group or other quotation service. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.

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This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

The Issuer:	Elventix Technology Corporation
Securities Offered:	4,000,000 shares of our common stock, par value $0.001 per share.
Price Per Share:	$0.03
Duration of the Offering:	The 4,000,000 shares of common stock are being offered for a period of twelve (12) months.
Net proceeds to us:

$120,000, assuming the maximum number of shares sold.  Such $108,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 21.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over-the-Counter Quotations Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,500,000
Shares outstanding after offering:	8,500,000
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from March 4, 2025 (Inception) to May 31, 2025:

Financial Summary	May 31, 2025 ($) (Audited)
Cash	$2,500
Total Assets	$215,038
Total Liabilities	$210,737
Total Stockholder’s Equity	$4,301

Statement of Operations	Year ended May 31, 2025 ($)
Total Expenses	$199
Net Loss for the Period	($199)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A NUMBER OF VERY SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING KNOWN MATERIAL RISKS AND UNCERTAINTIES IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS IN EVALUATING OUR COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF OUR COMPANY’S COMMON STOCK. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT DUE TO ANY OF THESE RISKS.

RISKS RELATING TO OUR COMPANY

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO IMPLEMENT OUR BUSINESS PLAN AND EXPAND OUR BUSINESS; THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

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Our current operating funds are less than necessary to commence our operations in content offerings services. We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of  May 31, 2025, we had cash in the amount of $2,500 and liabilities of $210,737. As of this date, we have not generated any revenue and just recently started our operations. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is approximately $12,000. As of the date of this prospectus, $6,020 of such expenses have already been incurred and funded by advances from our President and Director, Tallis Mateus Da Silva. The remaining estimated expenses are also expected to be funded by Mr. Da Silva. To the extent any portion of these costs is reimbursed from the proceeds of this offering, our net proceeds will be reduced accordingly. On May 5, 2025 we entered into an interest-free loan agreement with our President and Director, Tallis Mateus Da Silva. According to this agreement, Mr. Da Silva will provide financial support to the company, as needed, up to a total of $200,000 over the subsequent five years. We intend to utilize this agreement as a source of working capital, enabling the execution of essential business operations. In connection with the acquisition of the Smarterest application, the Company issued a promissory note with a maturity date of November 14, 2025. On November 13, 2025, the Company entered into an Amendment to the promissory note dated May 15, 2025 (the “Amendment note”) to correct an erroneous reference to the maturity date and to extend the maturity date to December 31, 2025. All other terms of the promissory note remain unchanged. The Amendment note is filed as Exhibit 10.3.1 to this Registration Statement. To cover the repayment of this promissory note, Mr. Da Silva executed an amendment to the loan agreement, increasing the commitment to $300,000, with a maturity date of May 4, 2030. Both the original loan and the amendment are intended for working capital purposes, are unsecured and interest-free, and the Company does not intend to use proceeds from this offering to repay the promissory note. We intend to utilize this agreement as a source of working capital, enabling the execution of essential business operations.

We require minimum funding of approximately $24,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Tallis Mateus Da Silva, our President and Director. We do not currently have any arrangements for additional financing.

If we fail to raise at least $24,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operation.

WE HAVE A LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on March 4, 2025 and we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a startup company which was formed to engage in the content offerings services. As of May 31, 2025, we had an accumulated deficit of $199.

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Companies offering content often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have recently started our operations and have not generated any revenue. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to offer services related to our news application will gain wide acceptance in its target market. Additionally, we are a newly-formed, startup company with no prior experience in our industry. We are entirely dependent on the services of officers to build our customer base. Our company has no prior experience to rely upon in order to attract its first prospective customers to use our aggregator. Prospective customers may be less likely to purchase services than from a competitor due to our lack of experience in the industry.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions for the services that we plan to deliver. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide services demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our news app, which will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products and services, such as ours, are regularly introduced, only a relatively small number of companies in the news aggregation industry account for a significant portion of net revenue. Our services may not be desired for purchase by consumers, or competitors may develop services that imitate or compete with ours and take away our targeted revenue stream or reduce our ability to command profitable revenue streams for our services. Services created by our competitors may take a larger share of our target market than we anticipate, which could cause our revenue streams to fall below our expectations. If our competitors develop more successful services or offer competitive products at lower prices, our revenue, margins, and profitability will decline.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE HAVE NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS, WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from our app API packages. We have identified no customers to date, and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

WE MAY FAIL TO MAINTAIN OR GROW THE SIZE OF OUR USER BASE OR THE LEVEL OF ENGAGEMENT OF OUR USERS.

The size and engagement level of our user base are critical to our success. Our business and financial performance have been and will continue to be significantly affected by our success in adding, retaining and engaging active users. We will invest resources to grow our user base and increase user engagement, whether through innovations, providing new or improved content or services, marketing efforts or other means. Our user growth and engagement could be adversely affected if:

• we are unable to continue to develop products that work with a variety of mobile operating systems, networks and smartphones;

• we are unable to maintain the quality of our existing content and services;

• we are unsuccessful in innovating or introducing new, best-in-class content and services;

• we fail to adapt to changes in user preferences, market trends or advancements in technology;

• we fail to provide adequate service to users;

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• technical or other problems prevent us from delivering our content or services in a timely and reliable manner or otherwise affect the user experience;

• there is user concerns related to privacy, safety, fund security or other factors;

• we fail to maintain the brand image of our application or our reputation is damaged; or

• there are unexpected changes to the demographic trends or economic development in the markets that we compete in.

Our efforts to avoid or address any of these events could require us to incur substantial expenditures to modify or adapt our content and services. If we fail to growing our user base, or if our users reduce their engagement with our business, financial condition and results of operations could be materially and adversely affected.

RISKS RELATED TO OUR USE OF ARTIFICIAL INTELLIGENCE AND MACHINE LEARNING

Our business strategy relies on the use of proprietary artificial intelligence (“AI”) and machine learning algorithms to provide personalized content delivery. The development and deployment of AI models involve significant risks, including potential errors in algorithmic outputs, inherent bias in data sets, evolving and uncertain regulatory frameworks relating to the use of AI, data privacy and security concerns, and the possibility that rapid technological advances may render our models obsolete. If we fail to effectively manage these risks, our operations, reputation, and financial results could be materially and adversely affected.

WE MAY FAIL TO KEEP UP WITH RAPID CHANGES IN TECHNOLOGIES AND MOBILE DEVICES.

The personal computer (PC) and mobile internet industry is characterized by rapid technological changes. Our future success will depend on our ability to respond to rapidly changing technologies, adapt our services to evolving industry standards and improve the performance and reliability of our products and services. Our failure to adapt to such changes could harm our business. In addition, changes in mobile devices resulting from technological development may also adversely affect our business. However, if we are slow to develop new products and services for the latest mobile devices, or if the products and services we develop are not widely accepted and used by mobile device users, we may not be able to capture a significant share of this increasingly important market. In addition, the widespread adoption of new internet, mobile, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products, services or infrastructure. If we fail to keep up with rapid technological changes to remain competitive, our future success may be adversely affected.

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WE RELY UPON THIRD PARTY CHANNELS AND PARTNERS IN DISTRIBUTING PRODUCTS AND SERVICES.

We rely upon a number of third party channels to provide products and services to our users. For example, we primarily rely on third party application distribution channels, such as the Apple App Store and the Google Play Store, to allow users to download our applications. If any of these third party channel providers delivers unsatisfactory services, engages in fraudulent action, or is unable or refuses to continue to provide its services to us and our users for any reason, it may materially and adversely affect our business, financial condition and results of operations.

BECAUSE OUR OFFICER WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Tallis Mateus Da Silva, our President and Director, accordingly, will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week each to our operations. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR OFFICER HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Our officer has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATED TO SMALLER REPORTING COMPANY STATUS

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

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RISKS RELATING TO OUR COMMON STOCK

TALLIS MATEUS DA SILVA, OUR PRINCIPAL STOCKHOLDER, BENEFICIALLY OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, GIVING HIM THE ABILITY TO CONTROL THE OUTCOME OF STOCKHOLDER VOTES AND CORPORATE DECISIONS, WHICH MAY RESULT IN CONFLICTS OF INTEREST WITH OTHER STOCKHOLDERS.

Tallis Mateus Da Silva currently owns 50% of our outstanding common stock and exercises 100% of the voting power of our capital stock. Following this offering, he will continue to hold a majority of the voting power. As a result, Mr. Da Silva will have the ability to control or significantly influence the outcome of matters submitted to our shareholders for approval, including the election of directors, amendments to our organizational documents, significant corporate transactions such as mergers, sales of assets, financings, and other strategic decisions.

This concentration of ownership may also discourage, delay, or prevent a change in control of our company that other shareholders may consider favorable, and could result in decisions that are not aligned with the interests of minority shareholders. In addition, potential conflicts of interest may arise between Mr. Da Silva’s interests as a controlling shareholder and the interests of our other shareholders, which could materially and adversely affect the value of our common stock.

OUR PRESIDENT, DIRECTOR AND TREASURER IS A NON-U. S. RESIDENT, THEREFORE INVESTORS MAY HAVE DIFFICULTY ENFORCING ANY JUDGMENTS AGAINST HER WITHIN THE UNITED STATES.

Our president, treasurer, director, Tallis Mateus Da Silva is a non-U.S. resident, is a resident of Spain, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. The Company’s material assets consist of its proprietary mobile application and related intellectual property, which are intangible and not tied to a physical location. The Company conducts its business operations primarily through arrangements with external contractors.

BECAUSE WE DO NOT PLAN TO REGISTER OUR COMMON STOCK UNDER THE EXCHANGE ACT BEFORE THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, WE WILL NOT BE A FULLY REPORTING COMPANY.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company. As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

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Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

WE ARE SELLING OUR OFFERING OF 4,000,000 SHARES OF COMMON STOCK WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

Our offering of 4,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers, who will receive no commissions. Our officer will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

BECAUSE THERE IS NO MINIMUM PROCEEDS THE COMPANY CAN RECEIVE FROM ITS OFFERING OF 4,000,000 SHARES, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST.

The Company is making its offering of 4,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete marketing of its services unless a minimum of 20% of the shares being offered are sold.

WE ANTICIPATE ONGOING COSTS AND EXPENSES RELATED TO SEC REPORTING AND COMPLIANCE. GIVEN OUR LACK OF REVENUE, MAINTAINING COMPLIANCE MAY BECOME CHALLENGING, POTENTIALLY AFFECTING INVESTORS' ABILITY TO SELL THEIR SHARES, IF POSSIBLE, AT ALL.

The estimated cost for this registration statement is $12,000. While some expenses may be paid from the offering proceeds, the majority have been and are expected to be funded from existing funds provided by the Director. Subsequent to the effective date of this prospectus, we will be obligated to submit annual, quarterly, and current reports, as required by the Securities Exchange Act, to the SEC. Our plan involves reaching out to a market maker immediately after the offering closes to seek quotation of our shares on the OTCQB/OTCQX or another suitable quotation service. To be eligible for such quotation, issuers must maintain current and timely filings with the SEC. To stay in compliance, we will rely on future revenues to cover the expenses associated with these filings, which could consume a significant portion of our available cash resources.

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In the event that we are unable to generate sufficient revenues to meet compliance requirements, investors may encounter challenges when attempting to resell any shares you acquire, if feasible at all. Furthermore, a failure to meet the financial obligations related to our reporting requirements could render us ineligible to apply for quotation on the OTCQB/OTCQX or other quotation services.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,500,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

Currently, our company is not listed on any public stock exchange, and there is no existing demand for our common stock. Consequently, there is no publicly accessible market for the shares presented in this prospectus. Our intention is to engage a market maker immediately following the conclusion of this offering and seek inclusion of our shares on OTCQB or OTCQX or another quotation service. The OTC is a regulated quotation system that provides real-time pricing, recent transaction data, and volume information for over-the-counter securities.

To be eligible for quotation on OTCQB or OTCQX, issuers are required to remain up to date with their filings to the SEC or relevant regulatory authority. Failure to meet these reporting obligations could impede our ability to apply for quotation on OTCQB or OTCQX or a similar quotation service, as market makers are not authorized to initiate the quoting of a security when the issuer fails to meet this filing requirement.

It is essential to understand that we cannot guarantee the acceptance or approval of our application, nor can we assure the listing and quoting of our stock for sale. As of the filing date, there have been no discussions or agreements between the Company or its representatives and any market maker regarding potential participation in a future trading market for our securities. In the event that no trading market is established for our common stock, you may face challenges when attempting to sell any shares you acquire through this offering. This could potentially result in an inability to realize any returns from your investment or experience significant delays or obstacles when attempting to liquidate your shares. Furthermore, the absence of a publicly-traded market for our common stock may make it challenging, if not impossible, to ascertain its value, further complicating the resale of your shares and the realization of any value from your investment.

BECAUSE WE DO NOT PLAN TO REGISTER OUR COMMON STOCK UNDER THE EXCHANGE ACT BEFORE THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, WE WILL NOT BE A FULLY REPORTING COMPANY.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company.

As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

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Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

WE ARE SUBJECT TO PUBLIC COMPANY REPORTING REQUIREMENTS

Upon completion of this offering, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. Compliance with these reporting requirements will require management time and attention, as well as the engagement of auditors and legal counsel to prepare and review such reports.

As an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies, including exemptions under the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We intend to rely on these exemptions until we are no longer an emerging growth company.

Even after we are no longer an emerging growth company, the reporting obligations applicable to public companies could require significant management effort and resources, which may negatively affect our ability to focus on our business operations and growth initiatives.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 4,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 20%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

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	20% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$24,000	$60,000	$90,000	$120,000
SEC reporting and offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$12,000	$48,000	$78,000	$108,000
Application Enhancement and Deployment	$12,000	$20,000	$30,000	$40,000
AI Integration	$-	$10,000	$15,000	$20,000
Partnerships and Collaborations	$-	$6,000	$9,000	$15,000
Marketing campaign	$-	$12,000	$24,000	$33,000
Totals	$24,000	$60,000	$90,000	$120,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

 Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market.

It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB or OTCQX. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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DILUTION

The price of our offering of 4,000,000 shares is fixed at $0.03 per share. This price is significantly higher than the $0.001 price per share paid by our President and Director, Mrs. Tallis Mateus Da Silva, who purchased 4,500,000 on May 15, 2025.

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

Net tangible book value represents the amount of total tangible assets less total liabilities. As of May 31, 2025, our net tangible book value was $(208,237), or approximately $(0.05) per share, based on 4,500,000 shares of common stock outstanding as of that date.

As of August 31, 2025, the net tangible book value of our shares of common stock was $(222,239) or approximately $0.05 per share based upon 4,500,000 shares outstanding.

The table below reflects the calculation of dilution as of August 31, 2025, under four illustrative scenarios.

Percent of Shares Sold from Maximum Offering Available	20%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
Post offering net tangible book value	($210,239)	($174,239)	($144,239)	($114,239)
Post offering net tangible book value per share	-0.04	-0.03	-0.02	-0.01
Pre-offering net tangible book value per share	-0.05	-0.05	-0.05	-0.05
Increase (Decrease) in net tangible book value per share after offering	0.02	0.03	0.04	0.04
Dilution per share	$0.07	$0.06	$0.05	$0.04
% dilution	232.23%	189.35%	164.11%	144.80%
Capital contribution by purchasers of shares	$24,000	$60,000	$90,000	$120,000
Capital Contribution by existing stockholders	$4,500	$4,500	$4,500	$4,500
Percentage capital contributions by purchasers of shares	84.21%	93.02%	95.24%	96.39%
Percentage capital contributions by existing stockholders	15.79%	6.98%	4.76%	3.61%
Gross offering proceeds	$24,000	$60,000	$90,000	$120,000
Anticipated net offering proceeds	$12,000	$48,000	$78,000	$108,000
Number of shares after offering held by public investors	800,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	5,300,000	6,500,000	7,500,000	8,500,000
Purchasers of shares percentage of ownership after offering	15.09%	30.77%	40.00%	47.06%
Existing stockholders’ percentage of ownership after offering	84.91%	69.23%	60.00%	52.94%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

PLAN OF OPERATION

Our cash balance is $2,500 as of May 31, 2025 and $403 as of August 31, 2024. We do not believe that our cash balance is sufficient to fund our operations.

For the audit of the period from inception on March 4, 2025, through May 31, 2025, our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. As of August 31, 2025 we generated $0 in revenues and additional revenue anticipated until we completed our initial business development. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of 20%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

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	20% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$24,000	$60,000	$90,000	$120,000
SEC reporting and offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$12,000	$48,000	$78,000	$108,000
Application Enhancement and Deployment	$12,000	$20,000	$30,000	$40,000
AI Integration	$-	$10,000	$15,000	$20,000
Partnerships and Collaborations	$-	$6,000	$9,000	$15,000
Marketing campaign	$-	$12,000	$24,000	$33,000
Totals	$24,000	$60,000	$90,000	$120,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

We intend to expand our services, focusing on content aggregation and news delivery. After the effectiveness of our registration statement by the Securities and Exchange Commission, we will concentrate our efforts on raising capital. During this period, our operations will be limited due to the restricted amount of funds available.

The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for twelve months. In the twelve months following the completion of our public offering, we plan to allocate the proceeds as summarized below. The use of proceeds at each level of shares sold is intended to directly support the development and expansion of our platform’s core functionalities, including enhancements to the user interface, AI-driven content personalization, strategic partnerships for content and technology, and marketing efforts to grow user engagement.

Application Enhancement and Deployment (1st-12th months)

$12,000 - $40,000

To ensure a functional and user-friendly interface, we will invest in the enhancement and deployment of our application. At 20% of shares sold, we will develop a basic version of the application with limited features: enables user account creation, basic content browsing, and bookmarking. Selling 50% of shares will allow for a more advanced version with improved user experience and functionality, including personalized recommendations, notifications, and enhanced search capabilities (Personalized News Feed, Advanced Search and Filtering). At 75% of shares sold, we will implement additional tools for content aggregation and user interaction, such as social sharing, user commenting, and analytics dashboard (Content Distribution, User Feedback Mechanism). With 100% of shares sold, we aim to provide a fully optimized and scalable mobile application with premium features, including real-time AI content filtering, multi-platform synchronization, multilingual interface, and enhanced search functionality (Real-Time News Updates, AI Integration, Multilingual Interface, Enhanced Search Functionality). These efforts will directly support the platform’s key functionalities as described in the business overview.

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AI Integration (3rd-12th months)

$10,000 - $20,000

To enhance content curation and improve user experience, we will integrate artificial intelligence into our app. If 50% of shares are sold, we will optimize AI functionalities for personalized content recommendations and automated news categorization (Personalized News Feed, Advanced Search and Filtering). At 75%, we will expand AI capabilities to analyze user behavior, improve content relevance, and support content personalization (AI Integration, Real-Time News Updates). With 100% of shares sold, we will continue to develop a sophisticated AI system for real-time content filtering, automated news summarization, and behavior tracking (Automated News Summarization, Personalized News Feed, User Experience). These efforts will directly support the platform’s key functionalities as described in the business overview.

Partnerships and Collaborations (5th-12th months)

$6,000 - $15,000

We plan to establish partnerships with news providers, technology firms, and content creators. At 50% of shares sold, we will initiate discussions and agreements with key partners (API Integration, Content Distribution). Selling 75% of shares will enable us to secure collaborations with multiple content providers (API Integration, Enhanced Search Functionality). With full funding, we will expand our network and enter into strategic alliances to enhance content quality, distribution, and integration with third-party platforms (API and Data Licensing, Content Sharing, Follow Functionality). These efforts will directly support the platform’s key functionalities as described in the business overview.

Marketing Campaign (5th-12th months)

$12,000 - $33,000

We will invest in a multi-channel marketing strategy to increase brand awareness and attract users. At 50% of shares sold, we will launch a digital marketing campaign, including social media advertising and content promotion (User Acquisition, Brand Awareness). At 75%, we will enhance search engine optimization (SEO) efforts and increase advertising budgets (User Acquisition, Brand Awareness). Selling 100% of shares will allow us to implement an extensive marketing strategy, including influencer partnerships, paid advertising on major platforms, and targeted outreach campaigns. These efforts will directly support the platform’s key functionalities as described in the business overview.

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RESULTS OF OPERATIONS

From Inception on March 4, 2025 to August 31, 2025.

During the period we incorporated the company, prepared a business plan. Our loss since inception was $19,428. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

We have had $0 in revenues since our inception on March 4, 2025, through August 31, 2025. Our activities have been financed from the sales of common stock to our director and secretary for aggregate proceeds of $4,500. From our inception (March 4, 2025) to August 31, 2025, we have raised a total of $4,500 from private offerings of our common stock.

As of August 31, 2025, we generated $0 in revenue against the provision of consulting services.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2025, the Company had $ 2,500 cash and our liabilities were $ 210,737, comprising $188,538 owed per note payable $ 22,199 owed to our president and director. As of August 31, 2025, the Company had $403 cash and our liabilities were $ 232,542, comprising $ 44,004 owed to our president and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $24,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 4,500,000 shares to our director at a price of $0.001 per share, for net proceeds of 4,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Tallis Mateus Da Silva, our president and director, who has agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, if we fail to raise sufficient capital when needed, our director Tallis Mateus Da Silva has agreed to give us an interest-free loan for 5 years, as indicated by an agreement closed between Tallis Mateus Da Silva and Elventix Technology Corporation, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. To proceed with our operations within 12 months, we need a minimum of $24,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operation. Our source for cash at this time is investments by others in this offering, in addition, the Company has access to a loan from its director. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $24,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operation.

In addition, the CEO and Director has signed an amendment to the loan agreement increasing the commitment to $300,000 in order to cover the repayment of the promissory note issued in connection with the Smarterest app, which is unsecured, interest-free, and has a maturity date of November 14, 2025. This loan is intended for working capital purposes, is unsecured, interest-free, and has no fixed repayment terms other than the stated maturity date of May 4, 2030. The Company does not intend to use proceeds from this offering to repay the promissory note. On November 13, 2025, the Company entered into an Amendment note to correct an erroneous reference to the maturity date and to extend the maturity date to December 31, 2025. All other terms of the promissory note remain unchanged. The Amendment note is filed as Exhibit 10.3.1 to this Registration Statement. After paying all projected expenses for a minimum 12-month period, including operational and SEC reporting costs, the Company expects to be able to: maintain application development and enhancements, continue AI integration and content personalization, operate marketing campaigns, and pursue strategic partnerships as described in the “Plan of Operation” section. These activities represent the core functionalities of the application. If the Company raises less than the required minimum, certain initiatives, such as additional AI development, expanded marketing, or broader partnership activities, may need to be scaled back or deferred.

DESCRIPTION OF BUSINESS

IN GENERAL

Elventix Technology Corporation was incorporated in Wyoming on March 4, 2025. We are a startup company, specializing in providing a comprehensive news services to its customers. The company’s primary product is a digital news application designed to deliver personalized news content based on user preferences.

On May 15, 2025, Elventix Technology Corporation entered into an Application Sale Agreement with Smarterest Incorporated for the purchase of the “Smarterest” mobile application. As part of the transaction, the parties also executed a Promissory Note on the same date to structure the payment terms. Copies of the Application Sale Agreement and the Promissory Note are filed as Exhibits 10.2 and 10.3 to this Registration Statement, respectively.

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On November 13, 2025, the Company entered into an Amendment note to correct an erroneous reference to the maturity date and to extend the maturity date to December 31, 2025. All other terms of the promissory note remain unchanged. The Amendment note is filed as Exhibit 10.3.1 to this Registration Statement. Elventix Technology Corporation has acquired the application “Smarterest” with exclusive, irrevocable rights in full in the form of source code. This acquisition includes, but is not limited to:

  All rights to modify, edit, enhance, and resell the code;
  All intellectual property rights, including copyrights, trademarks, trade secrets, and future development rights;
  Full ownership of branding elements, including the application name and logo;
  All derivative works and future enhancements to the application.

Elventix Technology Corporation plans to enhance the code with the goal of releasing the first version of the app on the App Store and Google Play Store.

Our goal is to provide users with access to curated news content from a variety of sources to help them efficiently find relevant information. We recognize that the volume of available online news can make it difficult for individuals to filter and prioritize content. Elventix Technology Corporation seeks to address this by delivering tools that organize and present aggregated news in a structured and user-centric format. We use algorithms and other software-based methods to collect articles from reputable news outlets, blogs, online publications, and other sources, with the aim of offering a broad and diverse selection of news content.

We are focused on delivering tools to improve how users access and interact with digital news content. Our objective is to provide a platform that delivers personalized and reliable news based on individual user preferences. We intend to enhance our product offering by incorporating technologies such as artificial intelligence, machine learning, and data analytics to improve content aggregation, relevance, and user experience over time.

Our mail forwarding address is 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801. Our phone number is (256)570-1612.

OUR SERVICES

1.	Application: Elventix Technology Corporation plans to enhance the source code of the application and provide a comprehensive news service that will enable users to try out and consume news content conveniently across various devices. The application is designed to provide an intuitive interface and deliver relevant, up-to-date news content based on user preferences.

2.	App Accessibility: The application is planned to be compatible with both Android and iOS devices, ensuring broad accessibility for users.

3.	User Experience: Elventix Technology Corporation intends to focus on delivering a streamlined user experience by implementing intuitive interfaces, personalized content recommendations, and interactive features. These elements are designed to support user engagement and enhance the usability of the news aggregator application.

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4.	Content Distribution: Elventix Technology Corporation will focus on optimizing content distribution strategies to ensure that news content reaches a broad audience across multiple platforms and channels, enhancing visibility, engagement, and reach for content creators and publishers.

5.	Offline Reading: Elventix Technology Corporation plans to incorporate offline reading functionality, allowing users to download news articles and access content without an internet connection. This feature is designed to provide continuous access to news, even in areas with limited or no connectivity.

6.	Real-time News Updates: The company aims to provide real-time news updates, enabling users to stay informed with the latest developments. The software is designed to continuously monitor news sources in order to provide timely and relevant content updates.

7.	API Integration: Elventix Technology Corporation plans to offer API integration services, allowing businesses, developers, and partners to integrate the company’s news content and services into their own applications, websites, or platforms, enhancing their content capabilities.

8.	API and Data Licensing: The company intends to provide API access and data licensing options, enabling businesses, researchers, and developers to utilize its comprehensive news database for various applications and analytical purposes.

9.	Data Privacy and Security: Elventix Technology Corporation will implement industry-standard security measures and protocols to ensure the confidentiality, integrity, and compliance of user data with relevant data protection regulations.

10.	Enhanced Search Functionality: The application is planned to include advanced search capabilities, allowing users to search for specific news articles, topics, or keywords. The search functionality will be designed to help users locate content based on their selected criteria.

Key Features and Functionalities:

Elventix Technology Corporation in the process of enhancing “Smarterest”, a comprehensive news aggregation application designed to improve the way users explore and consume news content. The application is intended to offer an intuitive and personalized news experience, leveraging advanced technology to deliver relevant and timely news updates. The following features are meant to be provided subject to further refinement based on operational efficiency and available funding:

1.	Automated News Summarization

The application is planned to incorporate an automated news summarization feature, allowing users to quickly grasp the core information of news articles through concise summaries. This functionality is intended to improve efficiency for users with limited time and enhance accessibility to key news updates.

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2.	Personalized News Feed and User-Selectable Categories

Elventix Technology Corporation plans to enhance a personalized news feed within “Smarterest”, enabling users to receive tailored news content based on their preferences and areas of interest. Users will have the ability to create and modify custom news categories, allowing for a structured and refined news consumption experience.

3.	Advanced Search and Filtering

The application is expected to feature a robust search tool, allowing users to perform targeted searches for specific keywords, phrases, or topics. Additionally, “Smarterest” will support advanced filtering options, enabling users to sort content by region, category, or other criteria to enhance news discovery.

4.	Location-Based News Generation and Multilingual Interface

The application will support multiple languages, initially offering the 10 most commonly spoken languages worldwide. This will allow users to select their preferred language, ensuring accessibility and inclusivity.

5.	Interface Customization

“Smarterest” is being designed with extensive customization options, allowing users to personalize the interface to suit their preferences. Planned features include language selection, regional settings, and optional user profile customization by providing a first name, last name, and email address.

Additional Planned Features:

- Third-Party Login Integration: Users will have the ability to authenticate their accounts using Google and Facebook credentials.

- News Preview Feature: A functionality that allows users to preview article summaries before accessing the full content.

- Search History Retention: The app is expected to retain users’ search history to enhance future search experiences.

- Categorized News Lists: Users will be able to browse news articles categorized by keywords to facilitate focused content discovery.

- Push Notifications: The application will deliver real-time notifications for breaking news and relevant updates.

- User Feedback Mechanism: A built-in chat interface will allow users to provide feedback and interact with customer support.

- Content Sharing: Users will be able to share news articles through integrated social media and messaging platforms.

- Follow Functionality: The application will allow users to follow preferred news sources for a personalized content feed.

- Future Development – Social Media Integration: A planned feature for a future version includes integration with social media platforms to enhance news sharing and engagement.

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DEVELOPMENT STATUS

Elventix Technology Corporation plans to enhance the existing codebase with the goal of releasing the first version of the “Smarterest” application on the App Store and Google Play Store. The company is actively working on refining and expanding the application's features to ensure a seamless and engaging user experience. The final scope, feature set, and release timeline are planned for February 2026, but may be subject to modifications based on technological feasibility, financial considerations, and market conditions. The Company intends to provide periodic updates regarding the progress of the application’s development and release timeline on its official website at: https://elventix.com.

Smarterest Application

The Smarterest application was acquired with a defined set of core functionalities and had never been made commercially available prior to its acquisition. At the time of purchase, the application included the following features:

•	Application Accessibility: fully compatible with Android and iOS devices.
•	Optimized User Experience: intuitive interface with personalized recommendations, customizable news feeds, and topic-based alerts.
•	Intelligent Content Distribution: algorithms designed to deliver relevant news and maximize reach across digital channels.
•	Offline Reading Mode: ability to download and read articles without internet connectivity.
•	Real-Time News Updates: continuous aggregation and prioritization of timely and relevant news.
•	Data Privacy and Security: implementation of encryption, access controls, and compliance with applicable data protection standards.

The application was designed to provide a foundation for the features and functionalities the Company plans to implement. Future development efforts will focus on enhancing the existing codebase and releasing updates with additional features such as multilingual support, geo-based news generation, advanced personalization, third-party integrations, push notifications, social media functionalities, and user feedback mechanisms. As further described in the Application Sale Agreement filed as Exhibit 10.2.

Target Market And Customer Acquisition

The Company currently has no paying customers. Our target market consists primarily of general news readers and digital users, including tech-savvy individuals, professionals, and mobile users seeking convenient access to timely and personalized news content.

To grow this market and attract users, the Company intends to enhance the application’s features, expand content personalization, and provide a seamless user experience. We will also employ marketing initiatives such as digital advertising, strategic partnerships with content providers, and user acquisition campaigns to promote the application and increase brand awareness.

Over time, the Company plans to introduce additional revenue-generating features, including an API for third-party integrations and subscription-based access plans. These initiatives are expected to support user growth, improve retention, and ultimately establish a base of paying customers.

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Use of Artificial Intelligence

The Company intends to design, develop, and continuously train its proprietary artificial intelligence and machine learning models for integration into its mobile application and for the ongoing enhancement of its functionality. In pursuing these objectives, the Company may also utilize open-source frameworks, libraries, and tools as supplementary resources for research, experimentation, and future development, while maintaining a focus on building and refining its own core technologies. We recognize that the intended use of AI involves risks beyond our general operational risks. These include, but are not limited to, potential errors in algorithmic outputs, inherent bias in data sets, evolving regulatory requirements relating to artificial intelligence, data privacy and security concerns, and the rapid pace of technological change that may render certain approaches obsolete.

REVENUE

We plan to generate revenue by offering flexible service packages that allow clients to select services based on their specific needs and budget. The primary revenue model is expected to center around API access, with three service tiers offered through the company’s website. Each package will be structured to provide varying levels of access, support, and resources.

In addition to API-based packages, the company may explore other monetization strategies such as premium subscription plans and advertising sales. These may include partnerships, sponsored content, or direct ad placements, subject to user adoption and platform growth.

COMPETITION

In the competitive landscape of news aggregation, “Smarterest” faces competition from other companies offering similar services. Competitors may include established players in the news industry, other news aggregators, social media platforms, and technology companies. Smarterest aims to differentiate itself through its unique features, advanced technology, personalized content offerings, and strong user engagement.

Competitors:

•	Google News: Google News is a popular news aggregation service powered by artificial intelligence. It collects news articles from various sources, categorizes them based on user preferences, and provides personalized news recommendations.

•	Apple News: Apple News is an app and news aggregator developed by Apple. It curates news articles from various publishers and offers personalized news recommendations based on the user's interests and reading habits.

•	News360: News360 is a news aggregation and personalized news recommendation platform. It collects news articles from multiple sources and uses algorithms to provide users with a personalized news feed based on their interests and preferences.

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•	Feedly: Feedly is a news aggregator and RSS feed reader. It allows users to subscribe to their favorite websites, blogs, and news sources and aggregates the latest articles and updates in a single place for easy access.

•	Pocket: While not strictly a news aggregator, Pocket is a popular app that allows users to save articles, videos, and webpages for later reading. It integrates with various platforms and allows users to discover and save content from multiple sources.

•	Flipboard: Flipboard is a news aggregation and social magazine app that gathers articles, news stories, and videos from various sources and presents them in a visually appealing magazine-style format.

•	SmartNews: SmartNews is a news aggregation app that uses machine learning algorithms to curate and deliver personalized news articles from a wide range of publishers.

•	News Republic: News Republic is a global news aggregation platform that offers personalized news feeds based on users' interests and preferences. It covers a wide range of topics, including news, entertainment, sports, and more.

•	Inoreader: Inoreader is an RSS feed reader and news aggregator that allows users to subscribe to their favorite websites and blogs. It provides a clean and customizable interface for managing and reading news content.

•	Newsy: Newsy is a news aggregator that offers video-based news coverage from multiple sources. It focuses on providing concise and informative news videos on various topics.

•	Nuzzel: Nuzzel is a news aggregation app that gathers news stories shared by users' social media connections. It identifies the most popular and relevant articles based on social media activity.

•	NewsBlur: NewsBlur is a personal news reader that aggregates articles from RSS feeds. It offers features like filtering, social sharing, and the ability to train the algorithm to prioritize specific articles.

•	Digg: Digg is a news aggregator that collects and curates popular news articles, videos, and images from around the web. It allows users to discover and share interesting content.

•	AllSides: AllSides is a news aggregator that aims to provide a balanced view of news stories by presenting articles from sources with different political biases. It helps users gain a broader perspective on current events.

•	Upday: Upday is a news aggregator app that offers personalized news recommendations based on user preferences. It sources news articles from various publishers and presents them in an easy-to-read format.

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FUTURE PLANS

As part of its future plans, Elventix Technology Corporation intends to expand its market presence and user base both domestically and internationally. The company will continue to invest in technology and innovation, focusing on improving content personalization, expanding content offerings, and enhancing the overall user experience. Elventix Technology Corporation may also explore strategic partnerships, acquisitions, or diversification into related areas to further solidify its position in the news aggregation industry.

Over the next 1, 3, 5 and 10 years, Elventix Technology Corporation has outlined strategic plans to further strengthen its market presence, refine its product offerings, and drive continuous growth.

1-Year Plan: In the next year, Elventix Technology Corporation aims to continue improve and focus on user acquisition and engagement. The company will invest in technology and innovation to enhance its content curation capabilities, improve personalization features, and deliver an even more seamless user experience. Elventix Technology Corporation will also explore strategic partnerships with content providers to broaden its content offerings and cater to a wider range of user preferences. Additionally, the company will refine its advertising sales strategies and optimize monetization opportunities to drive revenue growth. To achieve these objectives, Elventix Technology Corporation will allocate resources for software development, user acquisition campaigns, content partnerships, and marketing. We anticipate challenges such as competition from existing news aggregation apps, user retention, and timely implementation of technology upgrades.

Estimated Costs / Use of Proceeds:

•	Application Enhancement and Deployment (1st–12th months): $12,000–$40,000
o	Develop basic features at 20% of shares sold (user accounts, basic browsing, bookmarking)
o	Enhance UX and add advanced features at 50–75% of shares sold
o	Full optimization and premium features at 100% of shares sold
•	AI Integration (3rd–12th months): $10,000–$20,000
o	Personalized content recommendations at 50% of shares sold
o	Expanded AI for user behavior analysis at 75%
o	Full AI system for real-time content filtering and automated categorization at 100%
•	Partnerships and Collaborations (5th–12th months): $6,000–$15,000
o	Initiate discussions with key partners at 50%
o	Expand collaborations at 75%
o	Establish strategic alliances at full funding
•	Marketing Campaign (5th–12th months): $12,000–$33,000
o	Launch digital campaigns at 50%
o	Expand SEO and advertising budgets at 75%
o	Full multi-channel marketing, including influencer partnerships and targeted campaigns at 100%

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These efforts are intended to directly support the platform’s key functionalities as described in the business overview, including enhanced user experience, personalized news delivery, and content aggregation capabilities.

3-Year Plan: Over the next three years, Elventix Technology Corporation plans to further penetrate the global market and expand its user base. The company will prioritize international expansion, targeting key regions where there is significant demand for news aggregation services. Elventix Technology Corporation will invest in localization efforts, adapting its application to different languages and cultural contexts to provide a personalized experience for users worldwide. Additionally, the company will continue to leverage emerging technologies such as artificial intelligence and machine learning to deliver more relevant and tailored content to its users. This will involve ongoing research and development to stay at the forefront of technological advancements in the industry. The company plans to hire additional engineering, marketing, and localization staff, invest in AI and machine learning infrastructure, and secure strategic partnerships in key international markets. Potential challenges include cultural and language adaptation, regulatory compliance in different countries, and managing operational complexity of global expansion.

Estimated Costs:

•	Localization and International Expansion: $20,000–$30,000 per year
•	AI and Machine Learning Infrastructure: $40,000–$50,000 per year
•	Strategic Partnerships in Key Markets: $10,000–$15,000 per year
•	Staffing for Engineering, Marketing, and Localization: $20,000–$35,000 per year

These initiatives will enable the company to deliver a localized and personalized user experience worldwide while maintaining and expanding core application features.

5-Year Plan: In the next five years, Elventix Technology Corporation aims to consolidate its position as one of the leading news aggregators with a strong brand presence and a loyal user base. The company aims to diversify its revenue streams by exploring new monetization models, such as premium subscription plans or partnerships with content providers. Elventix Technology Corporation will also expand its service beyond traditional news content, incorporating additional media formats such as video and audio to cater to evolving user preferences. Furthermore, the company will invest in data analytics and user insights to further optimize its content recommendations and personalized user experiences. With a focus on continuous innovation and user satisfaction, Elventix Technology Corporation aims to solidify its position as a go-to news aggregator for users worldwide. Resources will include advanced analytics tools, multimedia content production capabilities, and additional personnel to support new revenue streams and multimedia offerings. Challenges may include evolving user preferences, technological disruptions, and competition from emerging news platforms.

Estimated Costs:

•	Diversification into Video and Audio Content: $20,000–$50,000
•	Data Analytics and User Insights Tools: $15,000–$30,000
•	Additional Personnel for New Revenue Streams and Multimedia Offerings: $20,000–$50,000

These resources will support continued innovation, improve user engagement, and optimize monetization strategies.

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10-Year Plan: Looking ahead to the next 10 years, Elventix Technology Corporation envisions itself as a dominant player in the global news aggregation market, revolutionizing the way users consume and interact with news content. The company's long-term plan includes the following key objectives:

-	Expansion into New Markets: Elventix Technology Corporation will continue its expansion into emerging and underserved markets, solidifying its position as a global leader in personalized news and media aggregation. This expansion will involve strategic partnerships, localized content offerings, and tailored marketing and distribution initiatives to reach high-growth regions.
-	Enhanced Personalization and AI-driven Recommendations: Elventix Technology Corporation aims to deploy next-generation AI systems capable of predictive and adaptive learning. The software will continuously learn and adapt to individual user preferences, ensuring that the content delivered is relevant, timely, and tailored to each user's interests.
-	Expansion into Multimedia Formats: Recognizing the evolving nature of news consumption, Elventix Technology Corporation will expand its app capabilities to support various multimedia formats. This will include the integration of video news, podcasts, and interactive content, providing users with a comprehensive and immersive news experience.
-	Monetization Strategies: Elventix Technology Corporation will explore new avenues for revenue generation, including innovative advertising models, partnerships with content creators and influencers, and premium subscription offerings. The company will leverage its extensive user base and data insights to provide targeted advertising solutions powered by deep audience analytics.
-	Social Integration and User Interaction: We will strengthen its social features and encourage user-generated content, fostering a sense of community and interaction among its users. The application will incorporate community-driven features that enable discussion, sharing, and commentary, foster verified contributor programs to promote credible, user-generated insights.
-	Sustainability and Social Responsibility: Recognizing the importance of sustainability and social responsibility, we will strive to minimize its environmental impact through eco-friendly practices, energy-efficient infrastructure, and carbon offset initiatives. The company will also explore partnerships and initiatives that promote responsible journalism and support causes aligned with its values.
-	Online Advertising: Elventix Technology Corporation plans to offer online advertising services to businesses and brands looking to reach a wide audience. Through our company’s website, advertisers will be able to access targeted advertising opportunities, utilizing advanced targeting capabilities and user data to maximize the effectiveness and return on investments of their campaigns. The website will serve primarily as an informational platform, through which we also plan to offer and commercialize access to our API services.

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-	Innovation and Technology Leadership: Smarterest will continue to invest heavily in research and development to stay at the forefront of technological advancements in the industry. The company will explore cutting-edge technologies such as augmented reality (AR), virtual reality (VR), and immersive content experiences to provide users with innovative and engaging ways to consume news

Estimated Costs:

•	AR/VR and Immersive Content Technologies: $50,000–$100,000
•	AI-Driven Personalization Upgrades: $25,000–$50,000
•	Sustainability and Eco-Friendly Infrastructure: $10,000–$20,000
•	Expansion of Social Features and Monetization Strategies: $15,000–$30,000

These investments are designed to maintain technological leadership, deliver a highly personalized and immersive user experience, and ensure long-term growth and competitiveness in the global market.

These future plans demonstrate Elventix Technology Corporation's commitment to growth, innovation, and delivering an exceptional user experience. By executing these strategies, the company aims to remain competitive in the dynamic news aggregation market and provide valuable services to its users and partners for years to come. Achieving long-term goals will require significant investment in AR/VR technology, AI-driven personalization, and sustainable operations. The company may face challenges such as rapid technological change, increased competition in global markets, and potential economic or regulatory constraints affecting monetization strategies.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than our President and Director, Tallis Mateus Da Silva and Director - Jose Alejandro Bejarano Velasquez. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are had a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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OFFICES

Our mail forwarding address is 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801. At this time, the Company does not maintain a physical office location and conducts its business operations primarily through remote arrangements with external contractors.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name	Age	Positions

Tallis Mateus Da Silva	26	President, Treasurer, Secretary and Director
Jose Alejandro Bejarano Velasquez	30	Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Tallis Mateus Da Silva

Mr. Da Silva has served as our President, Treasurer, Secretary, and Director since 4 March, 2025, which is his current occupation.

Experience:

Mr. Da Silva has over 6 years of experience in marketing and digital product management. From 2018 to 2021, he worked as a Marketing Analyst at Agencia W360, a digital marketing agency based in Sao Paulo, Brazil, where he specialized in online brand promotion and SEO strategy. From 2021 to 2024, he continued his career as a Product Manager at Xplora Digital SL, a local digital services company offering marketing and IT platforms to SMEs and startups.

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Education:

Mr. Da Silva earned a Bachelor’s Degree in Marketing from Pontifícia Universidade Catolica de Goias in 2018.

Based on the above, we believe that Mr. Da Silva has the necessary skills and experience to serve as a director of the Company.

Mr. Jose Alejandro Bejarano Velasquez

Mr. Bejarano Velasquez has served as our Director since April 22, 2025.

Experience:

Mr. Bejarano Velasquez has over 7 years of experience in information technology and project management. From 2016 to 2022, he worked as a Technology Consultant at Globant S.A., a multinational IT and software development firm, where he was responsible for managing cross-border client accounts in Latin America. Since 2022, Mr. Bejarano Velasquez has worked as a Project Lead at Open Tech Labs SL, focusing on the implementation of AI-driven systems for digital marketing.

Education:

Mr. Bejarano Velasquez earned a Bachelor’s Degree in Business Administration with a focus on Information Systems from Universidad de los Andes (Bogota, Colombia) in 2015.

Based on the above, we believe that Mr. Bejarano Velasquez has the necessary qualifications and independence to serve as a Director of the Company.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws do not specify a minimum number of directors, but they outline the procedures for director elections, vacancies, and quorum requirements. Officers are elected by and serve at the discretion of the Board of Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or

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banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2025:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Tallis Mateus Da Silva President, Treasurer, Secretary and Director	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jose Alejandro Bejarano Velasquez Director	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Our officers have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

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EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director and secretary compensation for the period from Inception (March 4, 2025) to May 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Tallis Mateus Da Silva	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have not compensated our officer and director for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tallis Mateus Da Silva will not be paid for any underwriting services that they perform on our behalf with respect to this offering.

As of May 31, 2025, we issued a total of 4,500,000 shares of restricted common stock to our president, Tallis Mateus Da Silva. Our president and director, Mr. Tallis Mateus Da Silva, has advanced funds to us. As of May 31, 2025, Mr. Tallis Mateus Da Silva. has advanced to us $22,199. Mr. Da Silva will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Da Silva. Mr. Da Silva will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Tallis Mateus Da Silva does not bear interest. On May 5, 2025 we entered into an interest-free loan agreement with our President and Director, Tallis Mateus Da Silva. According to this agreement, Mr. Da Silva will provide financial support to the company, as needed, up to a total of $200,000 over the subsequent five years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Tallis Mateus Da Silva Carretera Gausac, n14 2-2, 25530 Lleida, Spain	4,500,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 31, 2025, there were 4,500,000 shares of our common stock issued and outstanding.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of May 31, 2025 there were 4,500,000 shares of our common stock issued and outstanding that were held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current

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Articles of Incorporation, as amended and Bylaws, which are included as exhibits to this Registration Statement. Our Bylaws provide that on all other matters, except as otherwise required by Wyoming law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Voting Rights
Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. A majority of the shares present, in person or by proxy, constitutes a quorum for the transaction of business at any meeting of stockholders, and the affirmative vote of a majority of shares present and entitled to vote is required to approve any action, unless a greater vote is required by law or the Articles of Incorporation.

Dividend Rights
Holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, holders of common stock are entitled to share ratably in the assets remaining after payment of all debts and obligations and after satisfaction of any preferential rights of any outstanding preferred stock.

Conversion and Redemption
We have not issued any convertible or redeemable securities.

Preemptive Rights

Holders of common stock have no preemptive rights to purchase additional shares of any class of stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

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OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

WYOMING ANTI-TAKEOVER LAWS

The Wyoming Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Wyoming corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming; and (2) does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Wyoming.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.  This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with

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an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,500,000 shares of common stock were issued to our president (4,500,000 shares), all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTC Markets Group or other quotation service, a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We have 4,500,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 4,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the

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price of the stock. In connection with the Company’s selling efforts in the offering, Mr. Tallis Mateus Da Silva, our President and Director, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Tallis Mateus Da Silva is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Tallis Mateus Da Silva will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Tallis Mateus Da Silva is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tallis Mateus Da Silva will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Tallis Mateus Da Silva will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets Group or other quotation service. In order to be quoted on the OTC Markets Group or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12-months period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC MARKETS GROUP

We intend to have our common stock be quoted on the OTC Markets Group or other quotation service. If our securities are not quoted on the OTC Markets Group or other quotation service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets Group differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets Group or other quotation service, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets Group our securities will trade on the OTC Markets Group until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Markets Group or other quotation service.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 4,500,000 shares of our common stock issued and outstanding held by one holder of record.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

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ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2025 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $12,000 in costs related to our SEC filings and offering expenses.

GOING CONCERN CONSIDERATION

We have generated $0 in revenues since inception to May 31, 2025. As of May 31, 2025, the Company had an accumulated deficit of $199. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from March 4, 2025 (inception) to May 31, 2025 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission. Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if our shares of common stock are held of record by less than 300 persons at the beginning of any fiscal year after a registration statement is effective. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of May 31, 2025 included in this prospectus and in the registration statement have been audited by LAO Professionals, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Law Office Of Carl P. Ranno will pass upon the validity of the issuance of the common stock.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

LAO Professionals is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

Our fiscal year end is May 31, 2025. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by LAO Professionals. Our financial statements from inception to May 31, 2025, immediately follow:

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Elventix Technology Corporation

FINANCIAL STATEMENTS

As of May 31, 2025

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Elventix Technology Corporation.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elventix Technology Corporation. (the ‘Company’) as of May 31, 2025, and the related statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for period ended May 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025, and the results of its operations and its cash flows for each of the period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $199. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. There was no Critical Audit Matter to be communicated.

Subsequent Update to Financial Statements Disclosures

Subsequent to the completion of our audit fieldwork, management updated the financial statements to include additional information regarding events that occurred after year-end. Note 3 – “Promissory Note Payable” was originally updated to include the disclosure of a promissory note executed subsequent to May 31, 2025, and was further revised to correct the disclosed maturity date; this change was immaterial in nature, represented a disclosure refinement only, and did not affect the recognition, measurement, or classification of the promissory note in the financial statements. In addition, Note 5 – “Related Party Loan” was updated to reflect the amendment to the related party loan agreement that occurred after year-end. Note 7 – “Subsequent Events” was also updated to include management’s evaluation of subsequent events through November 21, 2025, and to disclose additional events occurring through that date. These updates did not affect the amounts reported in the financial statements or the Company’s financial position, results of operations, or cash flows as of and for the period ended May 31, 2025.

The subsequent updates did not affect the amounts reported in the financial statements or the Company’s financial position, results of operations, or cash flows as of and for the period ended May 31, 2025.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

Date: July 25, 2025, except for Note 3, which was updated on October 10, 2025 and further updated on November 21, 2025, Note 5, which was updated on October 10, 2025, and Note 7, which was updated on November 21, 2025.

ELVENTIX TECHNOLOGY CORPORATION

BALANCE SHEETS

May 31, 2025 (audited)
ASSETS
Current Assets
Сash and Cash Equivalents	2,500
Total Current Assets	2,500

Other Assets
Intangible Assets	212,538
Total Other Assets	212,538
TOTAL ASSETS	215,038

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Promissory Note Payable	188,538
Related Party loan payable	22,199
Total Current Liabilities	210,737
Total Liabilities	210,737

Capital Stock: $0.001 par value, 75,000,000 shares authorized, 4,500,000 shares issued and outstanding as of May 31, 2025	4,500
Accumulated deficit	(199)
Total Stockholders equity	4,301
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	215,038

The accompanying notes are an integral part of these financial statements.

F-2

ELVENTIX TECHNOLOGY CORPORATION

STATEMENT OF OPERATIONS

March 4, 2025 (Inception) – May 31, 2025 (audited)
Revenues	-
Total Revenues	-
Operating Expenses
Professional fees	199
Total operating expenses	199
Net loss from operations	(199)

Other Income	-
Provision for income taxes	-
Net Income/Loss	(199)

Loss per common share – Basic & Diluted	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	808,989

The accompanying notes are an integral part of these financial statements.

F-3

ELVENTIX TECHNOLOGY CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 4, 2025 (INCEPTION) TO MAY 31, 2025

	Number of common			Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of March 4, 2025	-	$-		$-	$-	$-
Common shares issued for cash at $0.001	4,500,000	4,500				4,500
Net Income for the period March 4, 2025 – May 31, 2025	-	-		-	(199)	(199)
Balance as of May 31, 2025	4,500,000	$4,500	$		$(199)	$(4,301)

The accompanying notes are an integral part of these financial statements.

F-4

ELVENTIX TECHNOLOGY CORPORATION

STATEMENTS OF CASH FLOWS

March 4, 2025 (Inception) – May 31, 2025 (audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(199)
Net cash used in Operating Activities	(199)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Asset:Application	(212,538)
Net cash used in Investing Activities	(212,538)

CASH FLOWS FINANCING ACTIVITIES
Promissory Note Payable	188,538
Related Party loan payable	22,199
Capital Stock	4,500
Net cash provided by from Financing Activities	215,237

Net cash increase for period	2,500
Cash at beginning of period	-
Cash at end of period	$2,500

The accompanying notes are an integral part of these financial statements.

F-5

ELVENTIX TECHNOLOGY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ELVENTIX TECHNOLOGY CORPORATION (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on March 4, 2025 (Inception). Elventix Technology Corporation is to provide customers with a user-focused mobile application — Smarterest — that delivers up-to-date news content tailored to individual preferences. The Company has acquired the mobile application “Smarterest”. The application is designed to aggregate and deliver current news content, with functionality supporting personalized information delivery.

In addition, Elventix Technology Corporation plans to offer subscription-based access to an API that provides a selection of news sources, which will be personalized and filtered, through its website. The Company’s objective is to improve access to timely and relevant information while minimizing non-essential or excessive content.

NOTE 2 - GOING CONCERN

The financial statements were prepared based on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the foreseeable future. However, Elventix Technology Corporation has incurred a cumulative loss of $199 since its inception (March 4, 2025) until May 31, 2025, and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

The Company's capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. The management plans to finance operational expenses for the next twelve months by using available cash on hand, as well as loans from directors and/or a private offering of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a May 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of May 31, 2025 our cash balances is $ 2,500.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 606, "Revenue from Contracts with Customers" ("ASC-606"). ASC 606 directs entities to recognize revenue when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration an entity expects to receive in return for the goods or services. The Financial Accounting Standards Board (FASB) created a five-step approach that entities should apply when determining the amount and timing of revenue recognition:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company plans to offer API keys that grant access to a limited number of API calls. Customers will be able to select a suitable pricing plan directly on our website and initiate contact with the Company. The Company's policy requires payment upon issuance of an invoice. Once payment is received, the API key will be delivered via email, typically on the same day. API access will be provided in the form of a unique, non-transferable key, which may not be shared or reassigned to third parties. On occasion, the Company may provide the key prior to payment with an agreed upon payment date in the executed contract. Revenue will be recognized by the Company ratably over the specified period of time that the customer is granted access to our software. This model reflects an API-based subscription model, where customers pay for access to the API according to the package they select.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Promissory note payable

On May 15, 2025, the Company issued a promissory note to Smarterest Incorporated in exchange for the Smarterest mobile app at $188,538. The convertible note is non-interest bearing, has a maturity date of November 14, 2025. In accordance with ASC 470 – Debt, the Company has recognized the promissory note at its face value as it is due within one year and the impact of discounting is immaterial. No interest expense was recorded in connection with this note. If the Company defaults at maturity, the entire principal becomes immediately due and payable at the Lender’s discretion, and while no interest shall accrue on overdue amounts, the Company is obligated to fully repay the principal and reimburse the Lender for all reasonable collection costs, including attorneys’ fees.

As of May 31, 2025, promissory note payable was $188,538.

Recent Accounting Pronouncements

The Company has reviewed all recent accounting pronouncements issued through the date of issuance of these financial statements. Other than those relating to Development Stage Entities (discussed above), it does not believe any will have a material impact on the Company’s current financial results. However, the Company expects that ASU 2025-01 may impact future financial statement presentation and disclosure, as outlined below.

ASU 2025-01 – Expense Disaggregation

Effective for annual periods after December 15, 2026, this update requires tabular disclosure of key expense components. The Company expects increased disclosure but no impact on financial results.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.  On May 15, 2025 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.  As of May 31, 2025 the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company's financial needs, it may obtain advances from related parties until such time that it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing. Shareholders or directors have not made a written commitment for continued support, and the amounts involved represent advances or payments made to settle liabilities. The advances were considered temporary and were not supported by a promissory note.

As of May 31, 2025, the Company’s CEO and director had advanced $22,199 to the Company under the loan agreement filed as Exhibit 10.1, pursuant to which he has committed to provide up to $200,000 of financial support over a five-year period. The loan is intended for working capital purposes, interest-free, and has the stated maturity date of May 4, 2030. In addition, the CEO and director has signed an amendment to the loan agreement increasing the commitment to $300,000 in order to cover the repayment of the promissory note. The loan is intended for working capital purposes, is unsecured, interest-free, and has no fixed repayment terms other than the stated maturity date of May 4, 2030.

On May 15, 2025, the Company issued 4,500,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,500 received from its CEO and director.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

-	Contractual commitments

On May 15, 2025, the Company incurred contractual payment commitment of $212,538 in connection with the purchase of the mobile application.

-	Litigation

The Company was not subject to any legal proceedings from the period March 4, 2025 (Inception) to May 31, 2025 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated subsequent events from May 31, 2025 to the date of November 21, 2025 the financial statements were issued. Subsequent to the reporting period, the Company executed an Amendment to the promissory note dated May 15, 2025 (the “Amendment note”) on November 13, 2025, which is referenced throughout the Registration Statement. The Amendment note (i) corrects an erroneous reference to the maturity date in the Original Note and (ii) extends the maturity date to December 31, 2025.

F-6

Elventix Technology Corporation

FINANCIAL STATEMENTS

As of August 31, 2025

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ELVENTIX TECHNOLOGY CORPORATION

BALANCE SHEETS

August 31, 2025 (unaudited)
ASSETS
Current Assets
Сash and Cash Equivalents	403
Prepaid expenses	9,900
Total Current Assets	10,303

Other Assets
Intangible Assets	207,311
Total Other Assets	207,311
TOTAL ASSETS	217,614

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Promissory Note Payable	188,538
Related Party loan payable	44,004
Total Current Liabilities	232,542
Total Liabilities	232,542

Capital Stock: $0.001 par value, 75,000,000 shares authorized, 4,500,000 shares issued and outstanding as of August 31, 2025	4,500
Accumulated deficit	(19,428)
Total Stockholders equity	(14,928)
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	217,614

The accompanying notes are an integral part of these financial statements.

ELVENTIX TECHNOLOGY CORPORATION

STATEMENT OF OPERATIONS

For the three months ended August 31, 2025 (unaudited)
Revenues	-
Total Revenues	-
Operating Expenses
Bank Service Charges	76
Amortization Expense	10,627
Professional fees	8,526
Total operating expenses	19,229

Net loss from operations	(19,229)
Other Income	-
Provision for income taxes	-
Net Income/Loss	(19,229)

Loss per common share – Basic & Diluted	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000

The accompanying notes are an integral part of these financial statements.

ELVENTIX TECHNOLOGY CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED AUGUST 31, 2025 (UNAUDITED)

	Number of common		Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of June 1, 2025	4,500,000	$4,500	$-	$(199)	$(4,301)
Net Income for the three months ended August 31, 2025	-	-	-	(19,229)	(19,229)
Balance as of August 31, 2025 (unaudited)	4,500,000	$4,500	$-	$(19,428)	$(14,928)

The accompanying notes are an integral part of these financial statements.

ELVENTIX TECHNOLOGY CORPORATION

STATEMENTS OF CASH FLOWS

For the three months ended August 31, 2025 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(19,229)
Accumulated Amortization	10,627
Prepaid Expenses	(9,900)
Net cash used in Operating Activities	(18,502)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Asset:Website development	(5,400)
Net cash used in Investing Activities	(5,400)

CASH FLOWS FINANCING ACTIVITIES
Related Party loan payable	21,805
Net cash provided by from Financing Activities	21,805

Net cash increase for period	(2,097)
Cash at beginning of period	2,500
Cash at end of period	$403

The accompanying notes are an integral part of these financial statements.

ELVENTIX TECHNOLOGY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ELVENTIX TECHNOLOGY CORPORATION (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on March 4, 2025 (Inception). Elventix Technology Corporation is to provide customers with a user-focused mobile application — Smarterest — that delivers up-to-date news content tailored to individual preferences. The Company has acquired the mobile application “Smarterest”. The application is designed to aggregate and deliver current news content, with functionality supporting personalized information delivery.

In addition, Elventix Technology Corporation plans to offer subscription-based access to an API that provides a selection of news sources, which will be personalized and filtered, through its website. The Company’s objective is to improve access to timely and relevant information while minimizing non-essential or excessive content.

NOTE 2 - GOING CONCERN

The financial statements were prepared based on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the foreseeable future. However, Elventix Technology Corporation has incurred a cumulative loss of $19,229 for the three months ended August 31, 2025, and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

The Company's capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. The management plans to finance operational expenses for the next twelve months by using available cash on hand, as well as loans from directors and/or a private offering of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended May 31, 2025.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a May 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of August 31, 2025 our cash balances is $ 403.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 606, "Revenue from Contracts with Customers" ("ASC-606"). ASC 606 directs entities to recognize revenue when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration an entity expects to receive in return for the goods or services. The Financial Accounting Standards Board (FASB) created a five-step approach that entities should apply when determining the amount and timing of revenue recognition:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company plans to offer API keys that grant access to a limited number of API calls. Customers will be able to select a suitable pricing plan directly on our website and initiate contact with the Company. The Company's policy requires payment upon issuance of an invoice. Once payment is received, the API key will be delivered via email, typically on the same day. API access will be provided in the form of a unique, non-transferable key, which may not be shared or reassigned to third parties. On occasion, the Company may provide the key prior to payment with an agreed upon payment date in the executed contract. Revenue will be recognized by the Company ratably over the specified period of time that the customer is granted access to our software. This model reflects an API-based subscription model, where customers pay for access to the API according to the package they select.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Promissory note payable

On May 15, 2025, the Company issued a promissory note to Smarterest Incorporated in exchange for the Smarterest mobile app at $188,538. The convertible note is non-interest bearing, has a maturity date of November 14, 2025. In accordance with ASC 470 – Debt, the Company has recognized the promissory note at its face value as it is due within one year and the impact of discounting is immaterial. No interest expense was recorded in connection with this note. If the Company defaults at maturity, the entire principal becomes immediately due and payable at the Lender’s discretion, and while no interest shall accrue on overdue amounts, the Company is obligated to fully repay the principal and reimburse the Lender for all reasonable collection costs, including attorneys’ fees.

As of August 31, 2025, promissory note payable was $188,538.

Recent Accounting Pronouncements

The Company has reviewed all recent accounting pronouncements issued through the date of issuance of these financial statements. Other than those relating to Development Stage Entities (discussed above), it does not believe any will have a material impact on the Company’s current financial results. However, the Company expects that ASU 2025-01 may impact future financial statement presentation and disclosure, as outlined below.

ASU 2025-01 – Expense Disaggregation

Effective for annual periods after December 15, 2026, this update requires tabular disclosure of key expense components. The Company expects increased disclosure but no impact on financial results.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.  On May 15, 2025 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.  As of August 31, 2025 the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company's financial needs, it may obtain advances from related parties until such time that it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing. Shareholders or directors have not made a written commitment for continued support, and the amounts involved represent advances or payments made to settle liabilities. The advances were considered temporary and were not supported by a promissory note.

As of August 31, 2025, the Company’s CEO and director had advanced $44,004 to the Company under the loan agreement filed as Exhibit 10.1, pursuant to which he has committed to provide up to $200,000 of financial support over a five-year period. The loan is intended for working capital purposes, interest-free, and has the stated maturity date of May 4, 2030. In addition, the CEO and director has signed an amendment to the loan agreement increasing the commitment to $300,000 in order to cover the repayment of the promissory note. The loan is intended for working capital purposes, is unsecured, interest-free, and has no fixed repayment terms other than the stated maturity date of May 4, 2030.

On May 15, 2025, the Company issued 4,500,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,500 received from its CEO and director.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

-	Contractual commitments

On May 15, 2025, the Company incurred contractual payment commitment of $212,538 in connection with the purchase of the mobile application.

-	Litigation

The Company was not subject to any legal proceedings from the period March 4, 2025 (Inception) to August 31, 2025 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated subsequent events from May 31, 2025 to the date of November 21, 2025 the financial statements were issued. Subsequent to the reporting period, the Company executed an Amendment to the promissory note dated May 15, 2025 (the “Amendment note”) on November 13, 2025, which is referenced throughout the Registration Statement. The Amendment note (i) corrects an erroneous reference to the maturity date in the Original Note and (ii) extends the maturity date to December 31, 2025.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated total cost of this registration statement is $12,000. Of this amount, $6,020 has been incurred as of the date of filing this report and is shown in the table below. While some expenses may be paid from the offering proceeds, the majority have been and are expected to be funded from existing funds provided by the Director. The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$20.00
Auditor Fees and Expenses	$3,500
Legal Fees and Expenses	$2,000
Miscellaneous fees and expenses	$500
TOTAL	$6,020.00

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Elventix Technology Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make a determination regarding the indemnification of the director, officer, or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Wyoming Business Corporation Act.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Elventix Technology Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

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Name and Address	Date	Shares	Consideration
Tallis Mateus Da Silva Carretera Gausac, n14 2-2, 25530 Lleida, Spain	May 31, 2025	4,500,000	$4,500

We issued the foregoing restricted shares of common stock to our President, Treasurer and Director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation and Amendment thereto of Elventix Technology Corporation
3.2*	Bylaws
5.1*	Legal opinion and consent of Law Office Of Carl P. Ranno
10.1*	Loan Agreement dated May 5, 2025
10.1.1**	Amendment to Loan Agreement dated August 1, 2025
10.2*	Application Sale Agreement dated May 15, 2025
10.3*	Promissory Note dated dated May 15, 2025
10.3.1	Amendment Promissory Note dated November 13, 2025
23.1	Consent of LAO Professionals
99.1*	Form of subscription agreement

 * - filed on July 31, 2025

** - filed on September 18, 2025

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in

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the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 21, 2025.

ELVENTIX TECHNOLOGY CORPORATION

By:	/s/	Tallis Mateus Da Silva
	Name:	Tallis Mateus Da Silva
	Title:	President, Director, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)
By:	/s/	Jose Alejandro Bejarano Velasquez
	Name:	Jose Alejandro Bejarano Velasquez
	Title:	Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tallis Mateus Da Silva
Tallis Mateus Da Silva	President, Director, Treasurer and Secretary (Principal Executive, Financial and Accounting Officer)	November 21, 2025
/s/ Jose Alejandro Bejarano Velasquez
Jose Alejandro Bejarano Velasquez	Director	November 21, 2025

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